Exhibit 2

JAPAN BANK FOR INTERNATIONAL COOPERATION

AUDITORS’ CONSENT

We hereby consent to the inclusion of our report in the Annual Report on Form 18-K of Japan Bank for International Cooperation for the year ended March 31, 2003 and to the reference to us under the heading “Financial Statements of Japan Bank for International Cooperation and Auditors” in such report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement of the Japan Bank for International Cooperation.

/s/ Yasuo Furutachi
Yasuo Furutachi
Auditor
Japan Bank for International Cooperation

/s/ Hiromasa Toyooka
Hiromasa Toyooka
Auditor
Japan Bank for International Cooperation

November 26, 2003